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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF STATE STREET CORPORATION

The following table sets forth the name of each subsidiary and the state or other jurisdiction of its organization. Certain subsidiaries of State Street Corporation have been omitted in accordance with the SEC rules because, when considered in the aggregate, they did not constitute a "significant subsidiary" of State Street Corporation.

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                                                                    State or
                                                                  Jurisdiction
Name                                                            of Organization
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State Street Bank and Trust Company ...........................  Massachusetts
    State Street Bank and Trust Company of Connecticut, N.A....  Connecticut
    State Street Capital Corporation ..........................  Massachusetts
    State Street Boston Leasing Company, Inc...................  Massachusetts
        SPLS Inc...............................................  Massachusetts
    State Street California Inc. ..............................  California
    State Street Massachusetts Securities Corporation .........  Massachusetts
    State Street Bank International ...........................  New York
    State Street Video Services Inc. ..........................  Massachusetts
        High Street Investments, Inc. .........................  Massachusetts
    Investors Fiduciary Trust Company..........................  Missouri
    Princeton Financial Systems, Inc. .........................  Delaware
    State Street International Holdings........................  Massachusetts
        State Street Australia Limited ........................  New South Wales
        State Street Bank GmbH ................................  Germany
        State Street Bank Luxembourg, S.A. ....................  Luxembourg
        State Street Banque, S.A. .............................  France
        State Street Trust Company, Canada.....................  Canada
        State Street Trust and Banking Company Limited.........  Japan
SSB Investments, Inc. .........................................  Massachusetts
SSB Realty, Inc. ..............................................  Massachusetts
State Street Florida, Inc. ....................................  Florida
State Street Global Advisors, Inc. ............................  Delaware
    State Street Global Advisors, United Kingdom, Limited .....  United Kingdom
State Street Institutional Capital A ..........................  Delaware
State Street Institutional Capital B ..........................  Delaware
Boston Financial Data Services (50% owned) ....................  Massachusetts

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All of the above wholly-owned subsidiaries are included in the consolidated financial statements for State Street.